FIRST AMENDMENT TO CREDIT AGREEMENT
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         THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of January 28, 2000
(this "Amendment"), is between PATRICK INDUSTRIES, INC., an Indiana corporation (the "Company"), and BANK ONE, INDIANA, N.A., a national banking association, formerly known as NBD Bank (the "Bank").


                                    RECITALS
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         A. The Company and the Bank are parties to a Credit Agreement dated as of February 2, 1997 (as now and hereafter amended, the "Credit Agreement") pursuant to which the Bank agreed, subject to the terms and conditions thereof, to extend credit to the Company in a revolving credit facility in the amount of $10,000,000.

         B. The parties now desire to renew the revolving credit facility and to amend certain terms and provisions of the Credit Agreement as set forth herein.


                                      TERMS
                                      -----

         In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:


ARTICLE I. AMENDMENTS. Effective upon the date that the conditions set forth in
Article III of this Amendment are satisfied (the "Amendment Date"), which date shall be determined by the Bank in its sole discretion, the Credit Agreement shall be amended as follows:

         1.1 The definitions of the terms "Bonds" and "Revolving Credit Termination Date" in Section 1.1 are amended and restated in their entirety as follows:

                           "Bonds" shall mean (i) the Five Million Dollars
                  ($5,000,000) principal amount The Stanly County Industrial Facilities and Pollution Control Financing Authority Variable Rate Demand Industrial Development Revenue Bonds (Patrick Industries, Inc. Project), Series 1998, (ii) the Six Million Dollars ($6,000,000) principal amount State of Oregon Economic Development Revenue Bonds, Series CLI (Patrick Industries, Inc. Project), dated December 22, 1994, (iii) the Three Million Nine Hundred Thousand Dollars ($3,900,000) principal amount The Indiana Development Finance Authority Limited Obligation Refunding Revenue Bonds (Patrick Industries, Inc. Project), Series 1991, and (iv) all other obligations of the Company or any of its Subsidiaries to the Bank under or in connection with any future bond issuance for the benefit of the Company or any of its Subsidiaries.

                           "Revolving Credit Termination Date" shall mean the
                  earlier to occur of (a) January 28, 2003 and (b) the date on which the Commitment shall be terminated pursuant to Section
                  2.2 or Section 6.2.

         1.2 The following definition of the term "Amendment Fee" is added to Section 1.1 in alphabetical order:

                           "Amendment Fee" shall mean the fee payable in
                  connection with the First Amendment to Credit Agreement, dated as of January 28, 2000

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                  (the "First Amendment") on the Amendment Date as defined in the First Amendment in the amount of $12,500.

         1.3 Section 5.2(c) shall be amended and restated as follows:

                           (c) Tangible Net Worth. Permit or suffer the
                  consolidated Tangible Net Worth of the Company and its Subsidiaries to be less than $57,000,000 at any time, which amount shall be increased by an amount equal to (i) 50% of the Cumulative Net Income of the Company and its Subsidiaries on and after December 31, 1999, and (ii) 100% of the net cash proceeds of any stock issuance by the Company after the Effective Date.

         1.4 The following subsection (c) is added to the end of Section 2.3 as follows:

                           (c) In addition to the commitment fees payable
                  pursuant to Section 2.3(a) and the facility fee payable pursuant to Section 2.3(b), the Company agrees to pay to the Bank on the Amendment Date an Amendment Fee of $12,500.

         1.5 Exhibit A annexed to the Credit Agreement is deleted in its entirety and Exhibit A annexed to this Amendment shall be deemed substituted in place thereof. The Company shall execute and deliver to the Bank a replacement revolving credit note in the form of Exhibit A annexed to this Amendment (the "Replacement Revolving Credit Note") to be exchanged for the existing Revolving Credit Note issued by the Company to the Bank under the Credit Agreement (the "Existing Revolving Credit Note"). On the Amendment Date, the principal balance of the Exiting Revolving Credit Note, as well as all other information which has been endorsed on the schedule attached to the Existing Revolving Credit Note or elsewhere on the books and records of the Bank with respect to the Existing Revolving Credit Note, shall be endorsed on the schedule attached to the Replacement Revolving Credit Note or elsewhere on the books and records of the Bank with respect to the Replacement Revolving Credit Note. The execution and delivery by the Company of the Replacement Revolving Credit Note shall not in any circumstances be deemed a novation or to have terminated, extinguished or discharged the Company's indebtedness evidenced by the Existing Revolving Credit Note, all of which indebtedness shall continue under and be evidenced and governed by the Replacement Revolving Credit Note and the Credit Agreement, as amended, and subject to Article III of this Amendment, the Bank shall be entitled to all of the benefits of the security documents with respect to the entire indebtedness evidenced by the Replacement Revolving Credit Note.

         1.6 Each reference in the Credit Agreement, the Note and all related documents, instruments and agreements to "NBD Bank" shall be deleted and "Bank One, Indiana, N.A." shall be substituted in place thereof.

         1.7 Schedules 4.4, 4.5, 4.13, 5.2(e) and 5.2(f) annexed to the Credit Agreement are deleted in their entirety and Schedules 4.4, 4.5, 4.13, 5.2(e) and 5.2(f) annexed to this Amendment shall be deemed substituted in place thereof.


ARTICLE II. REPRESENTATIONS. The Company represents and warrants to the Bank that:

         2.1 The execution, delivery and performance of this Amendment are within its powers, have been duly authorized and are not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any material undertaking to which it is a party or by which it is bound.

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         2.2 This Amendment is the legal, valid and binding obligation of the
Company enforceable against it in accordance with the respective terms hereof.

         2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, provided, that, the representations and warranties contained in Section 4.6 of the Credit Agreement shall be deemed to have been made with respect to the financial statements most recently delivered pursuant to Section 5.1(d) of the Credit Agreement.

         2.4 No Event of Default or event or condition which, with notice or lapse of time or both, could become such an Event of Default exists or has occurred and is continuing on the date hereof.


ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until each of the following has been satisfied:

         3.1 Copies of resolutions adopted by the Board of Directors of the Company, certified by an officer of the Company, as being true and correct and in full force and effect without amendment as of the date hereof, authorizing the Company to enter into this Amendment and any other documents or agreements executed pursuant hereto, if any, shall have been delivered to the Bank.

         3.2      This Amendment shall be signed by the Company and the Bank.

         3.3 The Company shall have executed the Revolving Credit Note annexed to this Amendment as Exhibit A.

         3.4 The Bank shall receive a favorable written opinion of Warrick & Boyn, counsel for the Company, in a form reasonably satisfactory to the Bank.

         3.5 The Company shall have paid the Amendment Fee and the fees of counsel to the Bank.

         3.6 The Bank shall receive such other documents and the Company shall satisfy such other conditions and complete such other matters as the Bank may reasonably request.


ARTICLE IV.  MISCELLANEOUS.

         4.1 References in the Credit Agreement to "this Agreement" and references in any note, certificate, instrument or other document to the "Credit Agreement" shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

         4.2 The Company agrees to pay and to save the Bank harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Bank in connection with preparing this Amendment and the related documents.

         4.3 The Company acknowledges and agrees that the Bank has fully performed all of its obligations under all documents executed in connection with the Credit Agreement and all actions taken by the Bank are reasonable and appropriate under the circumstances and within its rights under the Credit Agreement and all other documents executed in connection therewith and otherwise available. The Company represents and warrants that it is not aware of any claims or causes of action against the Bank, or any of its successors or assigns. Notwithstanding this representation and as further consideration for the agreements and understandings herein, the Company and its heirs, successors and assigns, hereby release the Bank and its heirs, successors and assigns from any liability, claim, right or cause of action


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which now exists, arising from or in any way related to facts in existence as of the date hereof to any agreements or transactions between the Bank and the Company or to any acts or omissions of the Bank in connection therewith or otherwise.

         4.4 Except as expressly amended hereby, the Company agrees that the Credit Agreement, the promissory note and all other documents and agreements executed by the Company in connection with the Credit Agreement in favor of the Bank are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         4.5 This Amendment shall be deemed to be a contract made under and for all purposes shall be governed by and construed in accordance with the laws of the State of Indiana applicable to contracts made and to be performed entirely within such State, without regard to the choice of law principles of such State.

         4.6 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.


         IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the date first above written.

                                         PATRICK INDUSTRIES, INC.



                                         /S/Keith V. Kankel
                                         -----------------------------------
                                         By:  Keith V. Kankel
                                           Its:  Vice President - Finance



                                         BANK ONE, INDIANA N.A.



                                         /S/Donald E. Hobik
                                         -----------------------------------
                                         By:  Donald E. Hobik
                                           Its:  Vice President